Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236837

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 12, 2020)

Orion Energy Systems, Inc.

Up to $50,000,000 of Shares of Common Stock

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc., as sales agent (the “Sales Agent”), relating to the sale of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our common stock, no par value, having an aggregate offering price of up to $50,000,000 from time to time through the Sales Agent, acting as our sales agent, or directly to the Sales Agent, acting as principal.

Our common stock is listed on The Nasdaq Capital Market under the symbol “OESX.” The closing price of our common stock on March 25, 2021 was $7.14 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of our common stock under the Sales Agreement will be an amount equal to 2.75% of the gross proceeds of each sale of shares of our common stock under the Sales Agreement. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus supplement, the accompanying prospectus, and the other documents we file or have filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and in the accompanying prospectus, for a discussion of the factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 26, 2021.

B. Riley Securities

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We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus to or by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

About This Prospectus Supplement

This prospectus supplement relates to the offering of shares of our common stock. Before buying any shares of common stock offered hereby, we urge you to read carefully this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, together with the documents incorporated by reference herein, as described under the heading “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part is the accompanying prospectus, including the documents incorporated by reference therein, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also may add to, update and change information contained in, or incorporated by reference into, the accompanying prospectus. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between (i) the information contained in this prospectus supplement and (ii) the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, from time to time, we may offer and sell any of the securities described in the accompanying prospectus separately or together with other securities described therein.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be distributed to you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these shares of common stock in any jurisdiction where the offer or sale is not permitted, and you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we have authorized to be delivered to you and the documents incorporated by reference herein and therein is accurate only as of their respective dates, regardless of the time of delivery of such documents or of any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates. Furthermore, you

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should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

For purposes of this prospectus supplement and the accompanying prospectus, references to “Orion,” “we,” “us,” “our,” “our Company” and “the Company” are to Orion Energy Systems, Inc. and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

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Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated by reference herein regarding our expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. Such forward-looking statements, including those concerning our expectations and estimates, are subject to known and unknown risks and uncertainties, some of which are beyond our control, that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed, projected or implied by such forward-looking statements. Potential risks and uncertainties include those described in the section entitled “Risk Factors” included in this prospectus supplement. New risks emerge from time to time, and we cannot predict all of the risks that may impact our business or the extent to which any particular risk, or combination of risks, may cause actual results to differ materially from those contained in any forward-looking statement.

You also should carefully review the risk factors and cautionary statements described in the other documents we file or furnish from time to time with the SEC, including our future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements included in this prospectus supplement, the accompanying prospectus and any other offering material, or in the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any other offering material, are made only as of the date of the prospectus supplement, the accompanying prospectus, any other offering material or the incorporated document.

We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Prospectus Supplement Summary

The following summary highlights basic information about Orion, this offering, and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. You should review this entire prospectus supplement and the accompanying prospectus carefully, including our consolidated financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, please read the “Risk Factors” section beginning on page S-4 of this prospectus supplement.

Our Business

We provide state-of-the-art light emitting diode (“LED”) lighting systems, wireless Internet of Things (“IoT”) enabled control solutions, and energy project management services. We research, design, develop, manufacture, market, sell, install, and implement energy management systems consisting primarily of high-performance, energy-efficient commercial and industrial interior and exterior LED lighting systems and related services. Our products are targeted for applications in three primary market segments: commercial office and retail, area lighting, and industrial applications, although we do sell and install products into other markets.

Our lighting products consist primarily of LED lighting fixtures, many of which include IoT enabled control systems provided by third parties. We believe the market for LED lighting products continues to grow. Due to their size and flexibility in application, we also believe that LED lighting systems can address opportunities for retrofit applications that cannot be satisfied by other lighting technologies.

Our principal customers include large national account end-users, electrical distributors, electrical contractors and energy service companies (“ESCOs”). Currently, a significant amount of our products are manufactured at our leased production facility located in Manitowoc, Wisconsin, although as the LED market continues to evolve, we are increasingly sourcing products and components from third parties in order to diversify our product offerings.

Our ability to achieve our desired revenue and profitability goals depends on how effectively and timely we execute on our following key strategic initiatives:

•	executing and marketing our turnkey LED retrofit capabilities to large national account customers;

•	continuing our product innovation;

•	leveraging our smart lighting systems to support IoT applications;

•	developing our energy maintenance service offerings; and

•	supporting the success of our ESCO and distribution sales channels.

In fiscal 2020, we began to successfully capitalize on our capability of being a full service, turn-key provider of LED lighting and controls systems with design, build, installation and project management services, including being awarded a large project for a major national account. Building upon this foundational project for such a high profile national account, we have experienced continued recent success offering our comprehensive energy project management services to national account customers to retrofit their multiple locations. These comprehensive energy project management services include initial site surveys and audits, utility incentive and government subsidy management, engineering design, and complete project management from delivery through to installation and controls integration.

As a result of these positive developments, we have begun to evolve our business strategy to focus on further expanding the nature and scope of our products and services offered to our customers. This further expansion of our products and services includes pursuing projects to develop recurring revenue streams, including beginning to offer lighting, electrical, heating and ventilation, and other energy maintenance services to large customers with numerous locations. We have incurred significant start-up expenses in connection with these efforts, including hiring new management and sales personnel specifically dedicated to this initiative, which we hope will begin to generate measurable recurring revenue in fiscal 2022. We also plan to pursue the expansion of our lighting-related IoT, “smart-building” and “connected ceiling” and other related data collection and digitization technology, software and controls products and services that we offer to our customers.

While we intend to pursue these various strategic initiatives and expansion strategies organically, we also are actively exploring potential business acquisitions which would more quickly allow us to achieve our initiatives or add these types of expanded and different capabilities to our product and services offerings. It is possible that one or more of such potential acquisitions, if successfully completed, could significantly change, and potentially transform, the nature and extent of our business. It is also possible that one or more of such potential acquisitions could involve issuing our common stock for some or all of the consideration payable by us to complete such acquisitions. There can be no assurance that we will be successful in completing any such potential acquisitions. Any such potential acquisitions would likely involve substantial risks, as described in more detail below under “Risk Factors.”

Major Developments in Fiscal 2021

During fiscal 2021, we executed multiple contract extensions for our largest national account customer with our state-of-the-art LED lighting systems and wireless IoT enabled control solutions at locations nationwide. This single customer represented 74.1% of our total revenue in fiscal 2020 and was the primary driver for our growth over the prior year period. During March 2020, due to the coronavirus pandemic, this customer temporarily suspended our installations at a significant number of locations that were scheduled for installation during our fiscal 2020 fourth quarter and our fiscal 2021 first quarter. These installations resumed during the second quarter of fiscal 2021, continued through the second half of fiscal 2021 and are expected to remain a significant part of our business in fiscal 2022, although at a reduced relative percentage of our total revenue.

We also developed business relationships with two major global logistics companies for lighting and controls retrofit projects. These customers are expected to be a significant source of revenue in fiscal 2022. Additionally, in fiscal 2021, we added a large specialty retail customer and provided turnkey LED lighting retrofit solutions for a number of its stores. This project generated substantial product and service revenue during the second half of fiscal 2021, and we expect to retrofit additional stores for this customer in fiscal 2022. Finally, we expect to realize significant ongoing revenue in fiscal 2022 from our sales of a customized LED lighting solution we developed for a global online retailer’s new fulfillment facilities.

Corporate Information

We are a Wisconsin corporation and our corporate headquarters are located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220. Our telephone number is (920) 892-9340. We maintain a web site at the following Internet address: www.oesx.com. The information on, or that can be accessed through, our web site is not incorporated by reference in this prospectus supplement or in the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus. Our web site address is included as an inactive textual reference only.

The Offering

Issuer	Orion Energy Systems, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Manner of offering	“At the market offering” that may be made from time to time through or to our Sales Agent, B. Riley Securities, Inc. See “Plan of Distribution” on page S-26 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering to support our strategic objectives by strengthening our balance sheet. More specifically, we intend to use the net proceeds for working capital and general corporate purposes, including sales and marketing expenses, general and administrative expenses, capital expenditures and other corporate purposes. We may also use the net proceeds to acquire or invest in new or different businesses, products and technologies. See “Use of Proceeds” on page S-23 for additional information.

Risk factors	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Market for our common stock	Our common stock is traded on the Nasdaq Capital Market under the symbol “OESX.”

Risk Factors

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the following risk factors, as well as the other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectuses, and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks could cause our actual results to vary materially from recent results or from anticipated future results or could materially and adversely affect our business, financial condition, results of operations and cash flows. This effect could be compounded if multiple risks were to occur. The occurrence of any of these risks might cause you to lose all or part of your investment. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements” regarding forward-looking statements included or incorporated herein by reference.

Risk Factor Summary

Our business is subject to a number of risks and uncertainties, including those highlighted immediately following this summary. Some of these risks are summarized below:

•	Our business has been, and could again in the future be, negatively impacted by the Coronavirus (“COVID-19”) pandemic.

•	Our ability to achieve our desired revenue and profitability goals depends on our ability to effectively and timely execute on our key strategic initiatives.

•	Our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply.

•	Adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business.

•	As we evolve our business strategy to increase our focus on new product and service offerings, the nature of our business may be significantly changed, or transformed.

•	We do not have major sources of recurring revenue and the loss of any significant customers or a major customer would likely materially adversely affect us.

•	Our evolving business strategy includes actively exploring potential acquisitions, which involves substantial risks.

•	Government tariffs and other actions may adversely affect our business.

•	The success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors.

•	We increasingly rely on third-party manufacturers for the manufacture and development of our products and product components.

•	Our continued emphasis on indirect distribution channels to sell our products and services to supplement our direct distribution channels has had limited success to date.

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The reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies could cause the growth in demand for our products to slow.

•	Our ability to balance customer demand and production capacity and increased difficulty in obtaining permanent employee staffing could negatively impact our business.

•	If our information technology systems security measures are breached or fail, our business could be materially adversely affected.

•	Some of our existing information technology systems are in need of enhancement, updating and replacement.

•	Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our business.

•	Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

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Investors in this offering will suffer immediate and substantial dilution to the extent of the difference between the price per share paid in this offering and the net tangible book value per share of our common stock immediately after this offering.

•	You may experience future dilution as a result of future equity offerings or acquisitions.

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We expect our quarterly revenue and operating results to fluctuate. If we fail to meet the expectations of market analysts or investors, the market price of our common stock could decline substantially, and we could become subject to securities litigation.

•	The price of our common stock has been, and may continue to be, volatile.

Risks Related to Our Business

Our business has been, and could again in the future be, negatively impacted by the Coronavirus (“COVID-19”) pandemic.

The COVID-19 pandemic has disrupted business, trade, commerce, financial and credit markets in the United States and globally. Our business has been adversely impacted by measures taken by customers, suppliers, government entities and others to control the spread of the virus beginning in March 2020, the last few weeks of our prior fiscal year, and continuing most significantly into the second quarter of fiscal 2021. During the third quarter of fiscal 2021, we experienced a rebound in business, with a full quarter of project installations for our largest customer, as well as installations for a new large specialty retail customer, and no significant COVlD-19 impacts. However, some customers continue to refrain from awarding new projects and potential future risks remain due to the COVID-19 pandemic.

As part of our response to the impacts of the COVID-19 pandemic, during the fourth quarter of fiscal 2020, we implemented a number of cost reduction and cash conservation measures, including reducing headcount. While certain COVID-19 related restrictions began to initially lessen in certain jurisdictions during the second half of fiscal 2021, stay-at-home, face mask or lockdown orders remain in effect in others, with employees asked to work remotely if possible. Certain areas of the country have seen spikes of COVID-19 cases (including in and around our headquarters in Manitowoc, Wisconsin and our office in Jacksonville, Florida), which could result in renewed restrictions and lockdown orders. Some of our customers and projects are in areas where travel restrictions have been imposed, certain customers have either closed or reduced on-site activities, and timelines for the completion of several projects have been delayed, extended or terminated. These COVID-19 related modifications to our business practices, including any future actions we take, may cause us to experience reductions in productivity and disruptions to our business routines. In addition, we have needed to make substantial working capital expenditures and advance inventory purchases that we may not be able to recoup if our customer agreements or a substantial volume of purchase orders under our customer agreements are delayed or terminated as a result of COVID-19. It is not possible to predict the overall impact the COVID-19 pandemic will have on our business, liquidity, capital resources or financial results, although the economic and regulatory impacts of COVID-19 significantly reduced our revenue and profitability in the first half of fiscal 2021. If the COVID-19 pandemic becomes more pronounced in our markets or experiences a resurgence in markets recovering from the spread of COVID-19, or if another significant natural disaster or pandemic were to occur in the future, our results of operation would likely be materially adversely affected.

Our ability to achieve our desired revenue and profitability goals depends on our ability to effectively and timely execute on our key strategic initiatives.

Our ability to achieve our desired revenue and profitability goals depends on how effectively and timely we execute on our following key strategic initiatives:

•	executing and marketing our turnkey LED retrofit capabilities to large national account customers;

•	continuing our product innovation;

•	leveraging our smart lighting systems to support IoT applications;

•	developing our maintenance service offerings; and

•	supporting the success of our ESCO and distribution sales channels.

We also may identify and pursue strategic acquisition candidates that would help support these initiatives.

There can be no assurance that we will be able to successfully implement these initiatives or, even if implemented, that they will result in the anticipated benefits to our business.

Our products use components and raw materials that may be subject to price fluctuations, shortages or interruptions of supply, including semiconductor chips that have been subject to an ongoing significant shortage.

We are vulnerable to price increases, as well as transportation and delivery delays, for components and raw materials that we require for our products, including aluminum, copper, certain rare earth minerals, semiconductor chips, power supplies and LED chips and modules. In particular, we utilize semiconductor chips in our LED lighting products and control sensors. Since semiconductor chips have been recently subject to an ongoing significant shortage, our ability to source these important components that use semiconductor chips has been adversely affected. This has resulted in increased component delivery lead times, delays in our product production and increased costs to obtain components with available semiconductor chips. To the extent this semiconductor chip shortage continues, our production ability and results of operations will be adversely affected. We also source certain finished goods externally.

Limitations inherent within our supply chain of certain of our components, raw materials and finished goods, including competitive, governmental, and legal limitations, natural disasters, and other events, could impact costs and future increases in the costs of these items. For example, the adoption of new tariffs by the new United States administration or by other countries and the ongoing impact of COVID-19 in China could continue to adversely affect our profitability and availability of raw materials and components, as there can be no assurance that future price increases will be successfully passed through to customers or that we will be able to find alternative suppliers. Further, suppliers’ inventories of certain components that our products require may be limited and are subject to acquisition by others. As a result of disruption to our supply chain due to COVID-19, which has caused supplier delivery constraints and concerns over component availability, we have attempted to purchase excess quantities of certain components that are critical to our product manufacturing. We will likely need to continue to follow this practice in the future. As a result, we have had, and may need to continue, to devote additional working capital to support component and raw material inventory purchases that may not be used over a reasonable period to produce saleable products, and we may be required to increase our excess and obsolete inventory reserves to account for these excess quantities, particularly if demand for our products does not meet our expectations. Also, any further delays, shortages or interruptions in the supply of our components or raw materials could further disrupt our operations. If any of these events occur, our results of operations, financial condition and cash flows could be materially adversely affected.

Adverse conditions in the global economy have negatively impacted, and could in the future negatively impact, our customers, suppliers and business.

Our operations and financial performance are impacted by worldwide economic conditions. Uncertainty about global economic conditions has contributed to customers postponing purchases of our products and services in response to tighter credit, unemployment, negative financial news and/or declines in income or asset values and other macroeconomic factors. The occurrence of these circumstances will likely have a material negative effect on demand for our products and services and, accordingly, on our results of operations, financial condition and cash flows. For example, any economic and political uncertainty caused by the United States tariffs imposed on other countries, and any corresponding tariffs from such other countries in response, may negatively impact demand and/or increase the cost for our products and components used in our products.

The new United States administration may pursue a wide range of monetary, regulatory and trade policies, including the continued imposition of the previous United States administration’s tariffs on certain imports. Certain sourced finished products and certain of the components used in our products are impacted by tariffs imposed on China imports. Our efforts to mitigate the impact of added costs resulting from these tariffs include a variety of activities, such as sourcing from non-tariff impacted countries and raising prices. If we are unable to successfully mitigate the impacts of these tariffs and other trade policies, our results of operations, financial condition and cash flows may be materially adversely affected.

In addition, global economic and political uncertainty has led many customers to adopt strategies for conserving cash, including limits on capital spending. Our lighting systems are often purchased as capital assets and therefore are subject to our customers’ capital availability. Uncertainty around such availability has led customers to delay their purchase decisions, which has elongated the duration of our sales cycles. Weak economic conditions in the past have adversely affected our customers’ capital budgets, purchasing decisions and facilities managers and, as a result, have adversely affected our results of operations, financial condition and cash flows. The return to a recessionary state of the global economy could potentially have negative effects on our near-term liquidity and capital resources, including slower collections of receivables, delays of existing order deliveries, postponements of incoming orders and reductions in the number and volume of purchase orders received from key customers as a result of reduced capital expenditure budgets. Our business and results of operations will be adversely affected to the extent these adverse economic conditions affect our customers’ purchasing decisions.

As we evolve our business strategy to increase our focus on new product and service offerings, including our comprehensive energy management and maintenance services and our IoT, “smart-building,” “connected ceilings” and other related technology, software and controls products and services, the nature of our business may be significantly changed, or transformed, and our results of operations, financial condition and cash flows may be materially adversely affected.

Our future growth and profitability are tied in part to our ability to successfully bring to market new and innovative product and service offerings. We have begun to evolve our business strategy to focus on further expanding the nature and scope of our products and services offered to our customers. This further expansion of our products and services includes pursuing projects to develop recurring revenue streams, including beginning to offer lighting, electrical, heating and ventilation, and other energy maintenance services to large customers with numerous locations. Our expansion efforts also involve utilizing control sensor technology to collect data and assisting customers in the digitization of this data, along with other potential services. We have experienced recent success offering our comprehensive energy project management services to national account customers to retrofit their multiple locations. We also plan to pursue the expansion of our IoT “smart-building” and “connected ceiling” and other related technology, software and controls products and services we offer to our customers. We have invested, and plan to continue to invest, significant time, resources and capital into expanding our offerings in these areas with no expectation that they will provide material revenue in the near term and without any assurance they will succeed or be profitable. In fact, these efforts have reduced our profitability, and will likely continue to do so, at least in the near term. Moreover, as we continue to explore, develop and refine new offerings, we expect that market preferences will continue to evolve, our offerings may not generate sufficient interest by end-user customers and we may be unable to compete effectively with existing or new competitors, generate significant revenues or achieve or maintain acceptable levels of profitability.

If we are successful in introducing new product and services offerings, including expanded energy management and maintenance services and products with new technology, software and controls, the nature of our business may significantly change or be transformed away from being principally lighting products focused. Additionally, our experience providing energy maintenance services and technology, software and controls products and services is limited. If we do not successfully execute our strategy or anticipate the needs of our customers, our credibility as a provider of energy maintenance services and technology, software and controls products could be questioned and our prospects for future revenue growth and profitability may never materialize.

As we expand our product and services offerings to new markets, the overall complexity of our business will likely increase at an accelerated rate and we may become subject to different market dynamics. The new markets into which we are expanding, or may expand, may have different characteristics from the markets in which we have historically competed. These different characteristics may include, among other things, rapidly changing technologies, different supply chains, different competitors and methods of competition, new product development rates, client concentrations and performance and compatibility requirements. Our failure to make the necessary adaptations to our business model to address these different characteristics, complexities and new market dynamics could adversely affect our operating results.

Accordingly, if we fail to successfully launch, manage and maintain our evolving business strategy, our future revenue growth and profitability would likely be limited and our results of operations, financial condition and cash flows would likely be materially adversely affected.

We do not have major sources of recurring revenue and we depend upon a limited number of customers in any given period to generate a substantial portion of our revenue. The loss of any significant customers or a major customer would likely have a materially adverse effect on our results of operations, financial condition and cash flows.

We do not have any significant long-term contracts with our customers that provide us with recurring revenue from period to period. We currently generate a substantial portion of our revenue by securing large retrofit and multi-facility roll-out projects from new and existing customers. As a result, our dependence on individual key customers can vary from period to period due to the significant size of some of our retrofit and multi-facility roll-out projects. Our top 10 customers accounted for approximately 83%, 48% and 42%, respectively, of our total revenue for fiscal 2020, 2019 and 2018. In fiscal 2020, one customer accounted for 74.1% of our total revenue compared to 20.7% in fiscal 2019. In the nine months ended December 31, 2020, this customer accounted for 55.7% of our total revenue. We expect that we will continue to experience significant customer concentration in fiscal 2022, although we expect this relative concentration level to diminish during fiscal 2022. The loss of this customer or our failure to satisfy its installation requirements could have a material adverse effect on our results of operations, financial condition and cash flows, as well as on our reputation and our ability to execute our business strategy. We expect large retrofit and rollout projects to continue to remain a significant component of our total revenue.

The multi-location master retrofit agreements we have entered into with several of our key customers (including our current largest customer) generally require that the customer issue individual facility location work orders or purchase orders before we may install our products at that location. These master agreements do not guarantee that our key customers will make individual facility location purchases from us and they also generally allow any individual location purchase order or work order to be terminated prior to shipment. As a result, the relative amount and concentration of our revenues may fluctuate year over year and period over period depending on the number of purchase orders or work orders issued by our key customers, which may fluctuate due to factors such as our customers’ capital expenditure budgets and general economic conditions. The loss of, or substantial reduction in sales to, any of our significant customers, or a major customer, or the termination or delay of a significant volume of purchase orders by one or more key customers, would likely have a material adverse effect on our results of operations, financial condition and cash flows in any given future period.

Our evolving business strategy includes actively exploring potential acquisitions, including potential acquisitions that could significantly change, or even transform, the nature of our business. These acquisitions could be unsuccessful or consume significant resources, which could materially adversely affect our results of operations, financial condition and cash flows.

We are actively exploring potential business acquisitions which would more quickly add expanded and different capabilities to our product and services offerings, including potential acquisitions that could significantly change, or even transform, the nature of our business. There can be no assurance that we will identify or successfully complete transactions with suitable acquisition candidates in the future. Similarly, there can be no assurance that any completed acquisitions will be successful. Acquisitions may involve significant cash expenditures, debt incurrence, stock issuances, operating losses and expenses that would otherwise be directed to investments in our existing business and could have a material adverse effect on our financial condition, results of operations and cash flows. To pursue acquisitions and other strategic transactions, we may need to raise additional debt and/or equity capital in the future, which may not be available on acceptable terms, in sufficient amounts or at all. In addition, we may issue new shares of our common stock as consideration in such transactions, which may have a dilutive impact on our existing shareholders and may also result in a reduction in the market price of our shares once those newly issued shares are resold in the market. In addition, acquisitions involve numerous other risks, including:

•	the failure of the acquired business to achieve its revenue or profit forecasts;

•	the business culture of the acquired business may not match well with our culture;

•	our business strategies and focus may change in ways that adversely affect our results of operations;

•	technological and product synergies, economies of scale and cost reductions from the acquisition may not occur as expected;

•	unforeseen expenses, delays or conditions may result from the acquisition, including required regulatory approvals or consents;

•	potential changes may result to our management team and/or board of directors;

•	we may acquire or assume unexpected liabilities or be subject to unexpected penalties or other enforcement actions or legal consequences;

•	faulty assumptions may be made regarding the macroeconomic environment or the integration process that form a basis for the acquisition;

•	unforeseen difficulties, delays and costs may arise in integrating the acquired business’s operations, processes and systems;

•

higher than expected investments may be required to implement necessary compliance processes and related systems, including information technology systems, accounting systems and internal controls over financial reporting;

•	we may fail to retain, motivate and integrate key management and other employees of the acquired business;

•

higher than expected costs may arise due to unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any jurisdiction in which the acquired business conducts its operations;

•	we may adversely impact our sales channels and our sales channel partners; and

•	we may experience problems in retaining customers and integrating customer bases.

Many of these factors will be outside of our control and any one of them could result in increased costs and reduced profitability, decreases in the amount of expected revenues and diversion of our management’s time and attention. They may also delay, decrease or eliminate the realization of some or all of the benefits we anticipate when we enter into the transaction.

Because we have historically only made one acquisition to date, our ability to do so again successfully is unproven. Moreover, our management team has limited experience in, and limited time to dedicate to, pursuing, negotiating or integrating acquisitions. If we do identify suitable candidates, we may not be able to negotiate or consummate such acquisitions on favorable terms or at all. Any acquisitions we complete may not achieve their initially intended results and benefits, and may be viewed negatively by investors and other stakeholders.

We may undertake acquisitions financed in part through public offerings or private placements of debt or equity securities, including through the new issuance of our common stock or debt securities as consideration in an acquisition transaction. Such acquisition financing could result in dilution to our current shareholders, a decrease in our earnings and/or adversely affect our financial condition, liquidity or other leverage measures.

In addition to committing additional capital resources to complete any acquisitions, substantial additional capital may be required to operate the acquired businesses following their acquisition. Moreover, these acquisitions may result in significant financial losses if the intended objectives of the transactions are not achieved. Some of the businesses we may acquire may have significant operating and financial challenges, requiring significant additional capital commitments to overcome such challenges and adversely effecting our financial condition and liquidity.

Failure to implement our acquisition strategy, including successfully integrating acquired businesses, could have a material adverse effect on our results of operations, financial condition and cash flows.

Government tariffs and other actions may adversely affect our business.

The United States government has been implementing various monetary, regulatory, and trade importation restraints, penalties, and tariffs. Certain sourced finished products and certain of the components used in our products have been impacted by tariffs imposed on China imports. Our efforts to mitigate the impact of added costs resulting from these government actions include a variety of activities, such as sourcing from non-tariff impacted countries and raising prices. If we are unable to successfully mitigate the impacts of these tariffs and other trade policies (including any new or different tariffs or policies implemented by the new United States administration), our results of operations may be adversely affected. Any future policy changes that may be implemented by the new United States administration could have a negative consequence on our financial performance.

Our net operating loss carry-forwards provide a future benefit only if we continue to be profitable and may be subject to limitation based upon ownership changes. Additionally, given our current level of net income and expected future potential level of net income, it is reasonably possible that we will reverse at least a portion of our existing tax valuation allowance in the future, which could result in a disproportionate increase in our reported net income that is not reflective of our actual operating results.

We have significant federal net operating loss carry-forwards and state net operating loss carry-forwards. While our federal and state net operating loss carry-forwards are fully reserved for, if we are unable to maintain our recent profitability, we may not be able to fully utilize these tax benefits. Furthermore, generally a change of more than 50% in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for federal income tax purposes. An ownership change may limit a company’s ability to use its net operating loss carry-forwards attributable to the period prior to such change. As a result, our ability to use our net operating loss carry-forwards attributable to the period prior to such ownership change to offset taxable income could be subject to limitations in a particular year, which could potentially result in our increased future tax liability.

As of December 31, 2020 and March 31, 2020, we had a full valuation allowance recorded against our deferred tax assets. We will continue to evaluate this valuation allowance by considering changing facts and circumstances and may adjust our valuation allowance accordingly. Given our current level of net income and expected future potential level of net income, it is reasonably possible we will reverse at least a portion of our existing valuation allowance in the future. This could result in a disproportionate increase in our reported net income that is not reflective of our actual operating results.

We may not be able to obtain equity capital or debt financing necessary to effectively pursue our evolving strategy and sustain our growth initiatives.

Our existing liquidity and capital resources may not be sufficient to allow us to effectively pursue our evolving growth strategy, complete potential acquisitions or otherwise fund or sustain our growth initiatives. If we require additional capital resources, we may not be able to obtain sufficient equity capital and/or debt financing on acceptable terms or conditions, or at all. Factors affecting the availability to us of additional equity capital or debt financing on acceptable terms and conditions, or in sufficient amounts, include:

•	our history of operating losses prior to our fiscal 2020;

•	our current and future financial results and condition;

•	our limited collateral availability;

•	our current customer concentration;

•	the market’s, investors’ and lenders’ view of our company, industry and products;

•	the perception in the equity and debt markets of our ability to execute and sustain our business plan or achieve our operating results expectations; and

•	the price, volatility and trading volume and history of our common stock.

Our inability to obtain the equity capital or debt financing necessary to pursue our evolving growth strategy could force us to scale back our growth initiatives or abandon potential acquisitions. If we are unable to pursue our evolving growth strategy and growth initiatives, our results of operations, financial condition and cash flows could be materially adversely affected.

Until fiscal 2020, we had a history of losses and negative cash flow and we may be unable to sustain our recent profitability and positive cash flows in the future.

Prior to fiscal 2020, we experienced net losses and negative cash flows for the prior five fiscal years. There is no guarantee that we will be able to sustain our recent profitability and positive cash flows in the future. Our inability to successfully sustain our profitability and positive cash flows could materially and adversely affect our ability to pursue our evolving strategy and growth initiatives.

The success of our business depends upon market acceptance of our energy management products and services.

Our future success depends upon the continued market acceptance of our energy management products and services and obtaining additional project management retrofit contracts, as well as customer orders for new and expanded products and services to supplement our contract with our current single largest customer. If we are unable to convince current and potential new customers of the advantages of our lighting systems and energy management products and services, or our expanded product and services offerings, then our results of operations, financial condition and cash flows will likely be materially adversely affected. In addition, because the market for energy management products and services, as well as potential new customer uses for our products and services, is rapidly evolving, we may not be able to accurately assess the size of the market, and we may have limited insight into trends that may emerge and affect our business. If the market for our lighting systems and energy management products and services, as well as potential new customer uses for our products and services, does not continue to develop as we anticipate, or if the market does not accept our products or services, then our ability to grow our business could be limited and we may not be able to increase our revenue and our results of operations, financial condition and cash flows will likely be materially adversely affected.

The success of our business depends upon our adaptation to the quickly changing market conditions in the lighting industry and on market acceptance of our lighting retrofit solutions using LED and control technologies.

The market for lighting products has experienced a significant technology shift to LED lighting systems. In addition, we continue to explore utilizing our system platform as a “connected ceiling” or “smart ceiling”, or a framework or network that can support the installation and integration of other business technology or data information solutions on our lighting platform.

As a result, our future success depends significantly upon the adoption rate of LED products within our primary markets, our ability to participate in this ongoing market trend and our ability to expand into complementary markets. To be an effective participant in the LED market, we must keep up with the evolution of LED and related technologies, which continue to move at a fast pace. We may be unable to successfully develop and market new products or services that keep pace with technological or industry changes, differentiate ourselves from our competition, satisfy changes in customer demands or comply with present or emerging government and industry regulations and technology standards. The development and introduction of new products and services may result in increased warranty expenses and other new product and services introduction expenses. In addition, we will likely continue to incur substantial costs to research and develop new products and services, which will increase our expenses, without guarantee that our new products and services will be commercially viable. We may also spend time and resources to develop and release new products and services only to discover that a competitor has also introduced similar new products and services with superior performance, at a lower price or on better delivery terms. Moreover, if new sources of lighting or lighting-based solutions are developed, our current products and technologies could become less competitive or obsolete, which could result in reduced revenue, reduced earnings or increased losses, and/or inventory and other impairment charges.

Finally, in connection with our historical primary focus on selling our LED products, we expect our results of operations to continue to fluctuate from quarter to quarter to the extent that customers delay purchasing decisions as they evaluate their return on investment from purchasing LED products compared to alternative lighting solutions, the pricing of LED products continues to fall and LED products continue to gain more widespread customer acceptance. Similarly, these circumstances have adversely impacted, and may continue to adversely impact, our product gross margins and our profitability from quarter to quarter.

If we are unable to achieve market acceptance of our lighting retrofit solutions using LED technologies and our system platform as a “connected ceiling” or “smart ceiling” or realize the expected benefits from our focus on promoting new products and services, our results of operations, financial condition and cash flows will likely be materially adversely affected.

The success of our LED lighting retrofit solutions depends, in part, on our ability to claim market share away from our competitors. If we are unable to expand our customer base and increase sales in our targeted markets, our results of operations, financial condition and cash flows will likely be materially adversely affected.

Participants in the LED market who are able to quickly establish customer relationships and achieve market penetration are likely to gain a competitive advantage as the lighting retrofit solutions offered by us and our competitors generally have a product life of several years following installation. If we are unable to broaden our customer base and achieve greater market penetration in the LED market in a timely manner, we may lose the opportunity to market our LED products and services to significant portions of the lighting systems retrofit market for several years and may be at a disadvantage in securing future business opportunities from customers that have previously established relationships with one or more of our competitors. These circumstances could have a material adverse effect on our results of operations, financial condition and cash flows.

In addition, as we continue to seek to expand our customer base within our national account, agent and ESCO sales channels, our success will depend, in part, on our ability to attract and retain talent to execute on our sales model. If we are unable to attract and retain sufficient talent, we may be unable to broaden our customer base, which will adversely affect our results of operations, financial condition and cash flows.

We increasingly rely on third-party manufacturers for the manufacture and development of our products and product components.

We have increased our utilization of third-party manufacturers for the manufacture and development of our products and product components. Our results of operations, financial condition and cash flows could be materially adversely affected if our third-party manufacturers were to experience problems with product quality, credit or liquidity issues, or disruptions or delays in their manufacturing process or delivery of the finished products and components or the raw materials used to make such products and components.

Our continued emphasis on indirect distribution channels to sell our products and services to supplement our direct distribution channels has had limited success to date. If we are unable to attract, incentivize and retain our third-party distributors and sales agents, or our distributors and sales agents do not sell our products and services at the levels expected, our revenues could decline and our costs could increase.

We utilize manufacturer representative sales agencies that sell our products through distributors. Many of these sales agents and distributors are not exclusive, which means that these sales agents and distributors may sell other third-party products and services in direct competition with us. Since many of our competitors use sales agents and distributors to sell their products and services, competition for such agents and distributors is intense and may adversely affect our product pricing and gross margins. Additionally, due to mismanagement, industry trends, macro-economic developments, or other reasons, our sales agents and distributors may be unable to effectively sell our products at the levels desired or anticipated. In addition, we have historically relied on direct sales to sell our products and services, which were often made in competition with sales agents and distributors. In order to attract and form lasting partnerships with sales agents and distributors, we are attempting to overcome our historical perception as a direct sales competitor. As a result, we may have difficulty attracting and retaining sales agents and distributors and any inability to do so could have a negative effect on our ability to attract and obtain customers, which could have an adverse impact on our business.

Our financial performance is dependent on our ability to achieve growth in our average selling price of our products.

The gross margins of our products can vary significantly, with margins ranging from 10% to 50%. While we continue to implement our strategy of transitioning to higher-margin products and reducing the material cost of our products, a change in the total mix of our sales toward lower margin products, a decrease in the margins on our products as a result of competitive pressures driving down the average selling price of our products, lower sales volumes, and promotional programs to increase sales volumes could reduce our profitability and result in a material adverse effect on our results of operations, financial condition and cash flows. Furthermore, the average selling price of our products has been, and may be further, negatively impacted by market over-supply conditions, product feature cannibalization by competitors or component providers, low-cost non-traditional sales methods by new market entrants, and comparison of our retrofit fixture products with replacement lamp equivalents. While we recently implemented a general price increase applicable to many new product orders, there is no assurance that such price increase will be accepted by our customers or succeed in increasing the average selling price of our products. In our highly competitive lighting industry, we must be able to innovate and release new products on a regular basis with features and benefits that generate increases in our average selling price and average gross margin. There can be no assurance we will be successful in achieving these goals.

We operate in a highly competitive industry and, if we are unable to compete successfully, our results of operations, financial condition and cash flows will likely be materially adversely affected.

We face strong competition, primarily from manufacturers and distributors of energy management products and services, as well as from ESCOs and electrical contractors. We are also facing increased competition from manufacturers in low-cost countries. We compete primarily on the basis of customer relationships, price, quality, energy efficiency, customer service and marketing support. Our products are in direct competition with the expanding availability of LED products, as well as other technologies in the lighting systems retrofit market.

Many of our competitors are better capitalized than we are and have strong customer relationships, greater name recognition, and more extensive engineering, manufacturing, sales and marketing capabilities. In addition, the LED market has seen increased convergence in recent years, resulting in our competition gaining increased market share and resources. Competitors could focus their substantial resources on developing a competing business model or energy management products or services that may be potentially more attractive to customers than our products or services. In addition, we may face competition from other products or technologies that reduce demand for electricity. Our competitors may also offer energy management products and services at reduced prices in order to improve their competitive positions. Any of these competitive factors could make it more difficult for us to attract and retain customers, or require us to lower our average selling prices in order to remain competitive, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

The reduction or elimination of investments in, or incentives to adopt, LED lighting or the elimination of, or changes in, policies, incentives or rebates in certain states or countries that encourage the use of LEDs over some traditional lighting technologies could cause the growth in demand for our products to slow, which could have a material adverse affect on our results of operations, financial condition and cash flows.

Reductions in (including as a result of any budgetary constraints), or the elimination of, government investment and favorable energy policies designed to accelerate the adoption of LED lighting could result in decreased demand for our products and adversely affect our results of operations, financial condition and cash flows. Further, if our products fail to qualify for any financial incentives or rebates provided by governmental agencies or utilities for which our competitors’ products qualify, such programs may diminish or eliminate our ability to compete by offering products at lower prices than ours.

Changes in government budget priorities, political gridlock, and future potential government shutdowns, could negatively impact our results of operations, financial condition and cash flows.

Actual and perceived changes in governmental budget priorities as a result of the new United States administration, and future potential government shutdowns, could adversely affect our results of operations, financial condition and cash flows. Certain government agencies purchase certain products and services directly from us. When the government changes budget priorities, such as in times of war, financial crisis, or a changed administration, or reallocates spending to areas unrelated to our business, our results of operations, financial condition and cash flows can be negatively impacted. For example, demand and payment for our products and services may be affected by public sector budgetary cycles, funding authorizations or rebates. Funding reductions or delays, including delays caused by political gridlock, and future potential government shutdowns, could negatively impact demand and payment for our products and services. If any of these events occur, our results of operations, financial condition and cash flows could be materially adversely affected.

Our ability to balance customer demand and production capacity and increased difficulty in obtaining permanent employee staffing could negatively impact our business.

As customer demand for our products changes, we must be able to adjust our production capacity, including increasing or decreasing our employee workforce, to meet demand. We are continually taking steps to address our manufacturing capacity needs for our products. If we are not able to increase or decrease our production capacity at our targeted rate or if there are unforeseen costs associated with adjusting our capacity levels, our ability to execute our operating plan could be adversely affected

We have recently experienced increased difficulty in hiring sufficient permanent employees to support our production demands. This circumstance has resulted in our increased reliance on temporary employee staffing to support our production operations. Temporary employees can be less reliable and require more ongoing training than permanent employees. These factors can adversely affect our operational efficiencies. This situation has also placed a significant burden on our continuing employees, has resulted in higher recruiting expenses as we have sought to recruit and train additional new permanent employees, and introduced increased instability in our operations to the extent responsibilities are reallocated to new or different employees. To the extent that we are unable to effectively hire a sufficient number of permanent employees, and our reliance on temporary staffing continues to increase, our operations and our ability to execute our operating plan could be adversely affected.

Our inability to attract and retain key employees, our reseller network members or manufacturer representative agencies could adversely affect our operations and our ability to execute on our operating plan and growth strategy.

We rely upon the knowledge, experience and skills of key employees throughout our organization, particularly our senior management team, our sales group that requires technical knowledge or contacts in, and knowledge of, the LED industry, and our innovation and engineering team. In addition, our ability to attract talented new employees, particularly in our sales group and our innovation and engineering team, is also critical to our success. We also depend on our distribution channels and network of manufacturer sales representative agencies. If we are unable to attract and retain key employees, resellers, and manufacturer sales representative agencies because of competition or, in the case of employees, inadequate compensation or other factors, our results of operations and our ability to execute our operating plan could be adversely affected.

If our information technology systems security measures are breached or fail, our products may be perceived as not being secure, customers may curtail or stop buying our products, we may incur significant legal and financial exposure, and our results of operations, financial condition and cash flows could be materially adversely affected.

Our information technology systems involve the storage of our confidential information and trade secrets, as well as our customers’ personal and proprietary information in our equipment, networks and corporate systems. Security breaches expose us to a risk of loss of this information, litigation and increased costs for security measures, loss of revenue, damage to our reputation and potential liability. Security breaches or unauthorized access may result in a combination of significant legal and financial exposure, increased remediation and other costs, theft and/or unauthorized use or publication of our trade secrets and other confidential business information, damage to our reputation and a loss of confidence in the security of our products, services and networks that could have an adverse effect upon our business. While we take steps to prevent unauthorized access to our corporate systems, because the techniques used to obtain unauthorized access, disable or sabotage systems change frequently or may be designed to remain dormant until a triggering event, we may be unable to anticipate these techniques or implement adequate preventative measures. Further, the risk of a security breach or disruption, particularly through cyber attacks, or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as cyber attacks have become more prevalent and harder to detect and fight against. In addition, hardware, software or applications we procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise network and data security. Any breach or failure of our information technology systems could result in decreased revenue, increased expenses, increased capital expenditures, customer dissatisfaction and potential lawsuits, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

Some of our existing information technology systems are in need of enhancement, updating and replacement. If our information technology systems fail, or if we experience an interruption in their operation, then our business, results of operations and financial condition could be materially adversely affected.

The efficient operation of our business is dependent on our information technology systems, some of which are in need of enhancement, updating and replacement. We rely on these systems generally to manage day-to-day operations, manage relationships with our customers, maintain our research and development data, and maintain our financial and accounting records. The failure of our information technology systems, our inability to successfully maintain, enhance and/or replace our information technology systems, or any compromise of the integrity or security of the data we generate from our information technology systems, could have a material adverse affect on our results of operations, disrupt our business and product development and make us unable, or severely limit our ability, to respond to customer demands. In addition, our information technology systems are vulnerable to damage or interruption from:

•	earthquake, fire, flood and other natural disasters;

•	employee or other theft;

•	attacks by computer viruses or hackers;

•	power outages; and

•	computer systems, internet, telecommunications or data network failure.

Any interruption of our information technology systems could result in decreased revenue, increased expenses, increased capital expenditures, customer dissatisfaction and potential lawsuits, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

Product liability claims could adversely affect our business, results of operations and financial condition.

We face exposure to product liability claims in the event that our energy management products fail to perform as expected or cause bodily injury or property damage. Since virtually all of our products use electricity, it is possible that our products could result in injury, whether by product malfunctions, defects, improper installation or other causes. Particularly because our products often incorporate new technologies or designs, we cannot predict whether or not product liability claims will be brought against us in the future or result in negative publicity about our business or adversely affect our customer relations. Moreover, we may not have adequate resources in the event of a successful claim against us. A successful product liability claim against us that is not covered by insurance or is in excess of our available insurance limits could require us to make significant payments of damages and could materially adversely affect our results of operations, financial condition and cash flows.

Our inability to protect our intellectual property, or our involvement in damaging and disruptive intellectual property litigation, could adversely affect our results of operations, financial condition and cash flows or result in the loss of use of the related product or service.

We attempt to protect our intellectual property rights through a combination of patent, trademark, copyright and trade secret laws, as well as employee and third-party nondisclosure and assignment agreements. Our failure to obtain or maintain adequate protection of our intellectual property rights for any reason could have a material adverse effect on our results of operations, financial condition and cash flows.

We own United States patents and patent applications for some of our products, systems, business methods and technologies. We offer no assurance about the degree of protection which existing or future patents may afford us. Likewise, we offer no assurance that our patent applications will result in issued patents, that our patents will be upheld if challenged, that competitors will not develop similar or superior business methods or products outside the protection of our patents, that competitors will not infringe upon our patents, or that we will have adequate resources to enforce our patents. Effective protection of our United States patents may be unavailable or limited in jurisdictions outside the United States, as the intellectual property laws of foreign countries sometimes offer less protection or have onerous filing requirements. In addition, because some patent applications are maintained in secrecy for a period of time, we could adopt a technology without knowledge of a pending patent application, and such technology could infringe a third party’s patent.

We also rely on unpatented proprietary technology. It is possible that others will independently develop the same or similar technology or otherwise learn of our unpatented technology. To protect our trade secrets and other proprietary information, we generally require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. If we are unable to maintain the proprietary nature of our technologies, our business could be materially adversely affected.

We rely on our trademarks, trade names, and brand names to distinguish our company and our products and services from our competitors. Some of our trademarks may conflict with trademarks of other companies. Failure to obtain trademark registrations could limit our ability to protect our trademarks and impede our sales and marketing efforts. Further, we cannot assure you that competitors will not infringe our trademarks, or that we will have adequate resources to enforce our trademarks.

In addition, third parties may bring infringement and other claims that could be time-consuming and expensive to defend. Also, parties making infringement and other claims against us may be able to obtain injunctive or other equitable relief that could effectively block our ability to provide our products, services or business methods and could cause us to pay substantial damages. In the event of a successful claim of infringement against us, we may need to obtain one or more licenses from third parties, which may not be available at a reasonable cost, or at all. It is possible that our intellectual property rights may not be valid or that we may infringe upon existing or future proprietary rights of others. Any successful infringement claims could subject us to significant liabilities, require us to seek licenses on unfavorable terms, prevent us from manufacturing or selling products, services and business methods and require us to redesign or, in the case of trademark claims, re-brand our company or products, any of which could have a material adverse effect on our results of operations, financial condition and cash flows.

We are subject to financial and operating covenants in our credit agreement and any failure to comply with such covenants, or obtain waivers in the event of non-compliance, could limit our borrowing availability under the credit agreement, resulting in our being unable to borrow under our credit agreement and materially adversely impact our liquidity.

Our credit agreement contains provisions that limit our future borrowing availability and sets forth other customary covenants, including certain restrictions on our ability to incur additional indebtedness, consolidate or merge, enter into acquisitions, make investments, pay any dividend or distribution on our stock, redeem, repurchase or retire shares of our stock, or pledge or dispose of assets.

There can be no assurance that we will be able to comply with the financial and other covenants in our credit agreement. Our failure to comply with these covenants could cause us to be unable to borrow under the credit agreement and may constitute an event of default which, if not cured or waived, could result in the acceleration of the maturity of any indebtedness then outstanding under the credit agreement, which would require us to pay all amounts then outstanding. Such an event could materially adversely affect our financial condition and liquidity. Additionally, such events of non-compliance could impact the terms of any additional borrowings and/or any credit renewal terms. Any failure to comply with such covenants may be a disclosable event and may be perceived negatively. Such perception could adversely affect the market price for our common stock and our ability to obtain financing in the future.

Our retrofitting process frequently involves responsibility for the removal and disposal of components containing hazardous materials.

When we retrofit a customer’s facility, we typically assume responsibility for removing and disposing of its existing lighting fixtures. Certain components of these fixtures typically contain trace amounts of mercury and other hazardous materials. Older components may also contain trace amounts of polychlorinated biphenyls, or PCBs. We currently rely on contractors to remove the components containing such hazardous materials at the customer job site. The contractors then arrange for the disposal of such components at a licensed disposal facility. Failure by such contractors to remove or dispose of the components containing these hazardous materials in a safe, effective and lawful manner could give rise to liability for us, or could expose our workers or other persons to these hazardous materials, which could result in claims against us which may have a material adverse effect on our results of operations, financial condition and cash flows.

The cost of compliance with environmental laws and regulations and any related environmental liabilities could adversely affect our results of operations, financial condition and cash flows.

Our operations are subject to federal, state and local laws and regulations governing, among other things, emissions to air, discharge to water, the remediation of contaminated properties and the generation, handling, storage, transportation, treatment and disposal of, and exposure to, waste and other materials, as well as laws and regulations relating to occupational health and safety. These laws and regulations frequently change, and the violation of these laws or regulations can lead to substantial fines, penalties and other liabilities. The operation of our manufacturing facility entails risks in these areas and there can be no assurance that we will not incur material costs or liabilities in the future that could adversely affect our results of operations, financial condition and cash flows.

If we fail to establish and maintain effective internal controls over financial reporting, our business and financial results could be harmed.

Our management is responsible for establishing and maintaining effective internal control over financial reporting. Internal control over financial reporting is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States. Because of its inherent limitations, internal control over financial reporting is not intended to provide absolute assurance that we would prevent or detect a misstatement of our consolidated financial statements or fraud. As of March 31, 2020, our Chief Executive Officer and Chief Financial Officer concluded that our internal controls for fiscal 2020 were designed and operating effectively. The material weaknesses in our internal control and over financial reporting previously identified as of March 31, 2017 and March 31, 2018 were the result of operating ineffectiveness of our internal controls related to our management’s review over our accounting close process, contract costs, and forecasts used to support certain fair value estimates. These material weaknesses were fully remediated as of March 31, 2019. There can be no assurance that we will not experience another material weakness in our internal control over financial reporting in the future. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. A failure to maintain an effective system of internal control over financial reporting could limit our ability to report our financial results accurately and in a timely manner or to detect and prevent fraud, could result in a restatement of our consolidated financial statements, and could also cause a loss of investor confidence and decline in the market price of our common stock.

Risks Related to this Offering

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by us and/or our directors, officers or shareholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been, and may continue to be, subject to significant fluctuations due not only to general stock market conditions, but also to changes in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity, or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by us and/or our directors, officers or shareholders, whether in the market, in connection with business acquisitions, in this offering or in subsequent public offerings. Stock markets in general have at times experienced extreme volatility unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results.

As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

Management will have broad discretion as to the use of the proceeds of this offering, and we may use the proceeds in ways in which you and other shareholders may disagree.

We have not designated the amount of net proceeds we will receive from this offering for any particular purpose. We may use the net proceeds to acquire or invest in new or different businesses, products and technologies. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Investors in this offering will suffer immediate and substantial dilution to the extent of the difference between the price per share paid in this offering and the net tangible book value per share of our common stock immediately after this offering.

Because the price per share of common stock in this offering will be higher than the net tangible book value per share of our common stock, investors in this offering will suffer immediate and substantial dilution to the extent of the difference between the price per share paid in this offering and the net tangible book value per share of common stock immediately after this offering. The shares in this offering will be sold at market prices which may fluctuate substantially. Please refer to the section below entitled “Dilution” for more information.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

In addition, we may engage in one or more potential acquisitions in the future, which could involve issuing our common stock as some or all of the consideration payable by us to complete such acquisitions. If we issue common stock or securities linked to our common stock, the newly issued securities may have a dilutive effect on the interests of the holders of our common stock. Additionally, future sales of newly issued shares used to effect an acquisition could depress the market price of our common stock.

The actual number of shares we will issue in this offering under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations set forth in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after we deliver a placement notice will fluctuate based on the market price of our common stock during the sales period and the limits we set with the Sales Agent.

Risks Related to our Common Stock

We expect our quarterly revenue and operating results to fluctuate. If we fail to meet the expectations of market analysts or investors, the market price of our common stock could decline substantially, and we could become subject to securities litigation.

Our quarterly revenue and operating results have fluctuated in the past and will likely vary from quarter to quarter in the future. Our results for any particular quarter are not an indication of our future performance. Our revenue and operating results may fall below the expectations of market analysts or investors in some future quarter or quarters. Our failure to meet these expectations could cause the market price of our common stock to decline substantially. If the price of our common stock is volatile or falls significantly below our current price, we may be the target of securities litigation. If we become involved in this type of litigation, regardless of the outcome, we could incur substantial legal costs, management’s attention could be diverted from the operation of our business, and our reputation could be damaged, which could adversely affect our results of operations, financial condition and cash flows.

If securities or industry analysts do not continue to publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will continue to depend, in part, on the research reports that securities or industry analysts publish about us and our peer group companies. If these analysts do not continue to provide adequate research coverage or if one or more of the analysts who covers us downgrades our stock, lowers our stock’s price target or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

The price of our common stock has been, and may continue to be, volatile.

Historically, the market price of our common stock has fluctuated over a wide range, and it is likely that the price of our common stock will continue to be volatile in the future. The trading price of our common stock has ranged from $2.70 to $10.89 per share during the period from January 1, 2020 to December 31, 2020. The market price of our common stock could be impacted due to a variety of factors, including:

•	actual or anticipated fluctuations in our operating results or our competitors’ operating results;

•	actual or anticipated changes in the growth rate of the general LED lighting industry, our growth rates or our competitors’ growth rates;

•	conditions in the financial markets in general or changes in general economic conditions, including government efforts to mitigate the severe economic downturn resulting from the COVID-19 pandemic;

•	novel and unforeseen market forces and trading strategies, such as the massive short squeeze rally caused by retail investors and social media activity affecting companies such as GameStop Corp.;

•	actual or anticipated changes in governmental regulation, including taxation and tariff policies;

•	interest rate or currency exchange rate fluctuations;

•	our ability to forecast or report accurate financial results; and

•	changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally.

In addition, due to one or more of the foregoing factors in one or more future quarters, our results of operations may fall below the expectations of securities analysts and investors. In the event any of the foregoing occur, the market price of our common stock could be highly volatile and may materially decline.

The market price of our common stock could be adversely affected by future sales of our common stock in the public market by us or our executive officers and directors.

We and our executive officers and directors may from time to time sell shares of our common stock in the public market or otherwise. On February 18, 2021, we reported that Michael W. Altschaefl, our Chief Executive Officer and Board Chair, and Scott A. Green, our Chief Operating Officer and Executive Vice President, had each adopted separate prearranged trading plans for a specified number of their shares of our common stock, in accordance with guidelines specified by Rule 10b5-1 under the Exchange Act and our policies regarding transactions by insiders in our common stock. We cannot predict the size or the effect, if any, that future sales of shares of our common stock by us or our executive officers and directors, or the perception of such sales, will have on the market price of our common stock.

We are not currently paying dividends on our common stock and will likely continue not paying dividends for the foreseeable future.

We have never paid or declared any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings to fund the continued development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the terms of our existing revolving credit agreement restrict the payment of cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, contractual restrictions and other factors that our board of directors deems relevant. The restrictions on, and decision not to, pay dividends on our common stock may impact our ability to attract certain investors and raise funds, if necessary, in the capital markets.

Anti-takeover provisions included in the Wisconsin Business Corporation Law, provisions in our amended and restated articles of incorporation or bylaws and the common share purchase rights that accompany shares of our common stock could delay or prevent a change of control of our company, which could adversely impact the value of our common stock and may prevent or frustrate attempts by our shareholders to replace or remove our current board of directors or management.

A change of control of our company may be discouraged, delayed or prevented by certain provisions of the Wisconsin Business Corporation Law. These provisions generally restrict a broad range of business combinations between a Wisconsin corporation and a shareholder owning 15% or more of our outstanding common stock. These and other provisions in our amended and restated articles of incorporation, including our staggered board of directors and our ability to issue “blank check” preferred stock, as well as the provisions of our amended and restated bylaws and Wisconsin law, could make it more difficult for shareholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including to delay or impede a merger, tender offer or proxy contest involving our company or result in a lower price per share paid to our shareholders.

Each currently outstanding share of our common stock includes, and each newly issued share of our common stock in this offering or otherwise, will include, a common share purchase right. These rights are attached to, and trade with, the shares of our common stock and generally are not currently exercisable. These rights will become exercisable if a person or group acquires, or announces an intention to acquire, 20% or more of our outstanding common stock. These rights have some anti-takeover effects and generally will cause substantial dilution to a person or group that attempts to acquire control of us without conditioning the offer on either redemption of the rights or amendment of the rights to prevent this dilution. These rights could have the effect of delaying, deferring or preventing a change of control or result in a lower price per share paid to our shareholders.

In addition, our employment arrangements with senior management provide for severance payments and accelerated vesting of benefits, including accelerated vesting of stock options and restricted stock awards, upon a change of control and a subsequent qualifying termination (other than for our Chief Executive Officer). These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock, thereby adversely affecting the market price of our common stock. These provisions may also discourage or prevent a change of control or result in a lower price per share paid to our shareholders.

Use of Proceeds

In accordance with the terms of the Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $50,000,000 from time to time through or to the Sales Agent. The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Further, because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering to support our strategic objectives by strengthening our balance sheet. More specifically, we intend to use the net proceeds for working capital and general corporate purposes, including sales and marketing expenses, general and administrative expenses, capital expenditures and other corporate purposes. We may also use the net proceeds to acquire or invest in new or different businesses, products and technologies.

Our management will have broad discretion in the allocation of the net proceeds of this offering for any purpose, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Dilution

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value of our common stock as of December 31, 2020 was approximately $33,753,000, or approximately $1.10 per share of common stock based upon 30,759,953 shares then outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of December 31, 2020.

After giving effect to the sale of $50,000,000 of our common stock at an assumed offering price of $7.14 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 25, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2020 would have been approximately $82,128,000, or $2.17 per share of common stock. This represents an immediate increase in net tangible book value of $1.07 per share to our existing shareholders and an immediate dilution of $4.97 per share to new investors in this offering.

The following table illustrates this per share dilution.

Assumed offering price per share		$7.14
Net tangible book value per share as of December 31, 2020	$1.10
Increase in net tangible book value per share attributable to the offering	$1.07
As adjusted net tangible book value per share after giving effect to this offering		$2.17
Dilution per share to new investors participating in the offering		$4.97

The table above assumes for illustrative purposes that an aggregate of 7,002,801 shares of our common stock are sold at a price of $7.14 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on March 25, 2021, for aggregate gross proceeds of approximately $50,000,000. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.14 per share shown in the table above, assuming all of our offered common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after this offering to $2.23 per share and would increase the dilution to new investors to $5.91 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $7.14 per share shown in the table above, assuming all of our offered common stock in the aggregate amount of $50,000,000 is sold at that price, would increase our as adjusted net tangible book value per share after this offering to $2.11 per share and would decrease the dilution to new investors to $4.03 per share, after deducting commissions and estimated offering expenses payable by us.

The information discussed above is illustrative only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 30,759,953 shares of common stock outstanding as of December 31, 2020, which excludes:

•

228,318 shares of our common stock issuable upon the exercise of fully vested and immediately exercisable stock options outstanding under the Orion Energy Systems Inc. 2016 Omnibus Incentive Plan (the “2016 Plan”) as of December 31, 2020, at a weighted-average exercise price of  $2.71 per share;

•	488,789 shares of restricted common stock outstanding as of December 31, 2020 that were subject to time vesting conditions; and

•	1,578,445 shares of our common stock reserved as of December 31, 2020 for future award grants under the 2016 Plan.

To the extent outstanding options are exercised or outstanding shares of restricted common stock vest, there will be further dilution to investors. In addition, to the extent that we issue additional equity securities in connection with future capital raising activities, our then-existing shareholders may experience dilution.

Plan of Distribution

We have entered into an At Market Issuance Sales Agreement, dated March 26, 2021 (“Sales Agreement”), with B. Riley Securities, Inc. (the “Sales Agent”), under which we may issue and sell our common stock from time to time through or to the Sales Agent acting as sales agent or principal, subject to certain limitations, including the dollar value of securities registered and remaining available for sale under the registration statement to which this offering relates.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Sales Agent will offer our common stock, subject to the terms and conditions of the Sales Agreement, as agreed upon by us and the Sales Agent. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares proposed to be issued, the dates on which such sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligation of the Sales Agent under the Sales Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent a commission for its services in acting as agent in the sale of our common stock. The Sales Agent will be entitled to a commission equal to 2.75% of the gross proceeds from each sale of common stock under the Sales Agreement. In addition, we have agreed to reimburse the Sales Agent for certain fees and disbursements to its legal counsel in connection with (i) entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $50,000 in the aggregate, and (ii) ongoing diligence arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $2,500 in the aggregate per calendar quarter, provided that such fees shall only be incurred and payable in quarters during which sales are being made by the Sales Agent pursuant to a placement notice.

We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $250,000.

The amount of net proceeds we will receive from this offering, if any, will depend upon the actual number of shares of our common stock sold and the market price at which such shares are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and net proceeds to us, if any, are not determinable at this time.

Settlement for sales of our common stock will generally occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as provided therein.

The Sales Agent and its affiliates are currently providing, and may in the future provide, various investment banking and other financial services for us, for which services they have received and will continue to receive customary fees. In addition, in the ordinary course of their various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments issued by us. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed as an exhibit to a report filed under the Exchange Act, with the SEC, and is incorporated by reference into this prospectus supplement. See the section below entitled “Incorporation by Reference.”

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin. Duane Morris LLP, New York, New York, is acting as counsel for the Sales Agent in connection with various legal matters relating to the shares of our common stock offered hereby.

Experts

The consolidated financial statements of Orion Energy Systems, Inc. as of March 31, 2020 and 2019 and for each of the three years in the period ended March 31, 2020 incorporated by reference in this Prospectus Supplement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet website.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus supplement and the accompanying prospectus omit some of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet website.

Incorporation by Reference

The SEC allows us to “incorporate by reference” much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents deemed to be furnished and not filed) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the SEC on June 5, 2020;

•	our Definitive Proxy Statement on Schedule 14A for our 2020 annual shareholders meeting held on August 6, 2020 filed with the SEC on June 22, 2020;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2020, September 30, 2020 and December 31, 2020, filed with the SEC on August  5, 2020, November  6, 2020, and February 11, 2021, respectively;

•	our Current Reports on Form 8-K filed with the SEC on May 22, 2020, August 7, 2020, September 23, 2020, October 15, 2020, January 5, 2021, February 19, 2021 and March 26, 2021; and

•

the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed with the SEC on March 31, 2010, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.

We will provide without charge to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference into but not delivered with this prospectus supplement. You may request a copy of these filings by writing or telephoning us at the following address or telephone number:

Investor Relations

Orion Energy Systems

2210 Woodland Drive

Manitowoc, WI 54220

(800) 660-9340

You should rely only on the information contained in this prospectus supplement, including information incorporated by reference herein as described above, the accompanying prospectus (including information incorporated by reference therein) and any free writing prospectus that we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

Prospectus

Orion Energy Systems, Inc.

Debt Securities

Common Stock

Preferred Stock

Warrants

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell from time to time up to $100.0 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings

This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is listed on the NASDAQ Capital Market under the symbol “OESX.” The last reported sale price of the common stock on February 27, 2020 was $4.73 per share.

Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2020.

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, “Orion,” “company,” “we,” “us,” “our” and “ours” refer to Orion Energy Systems, Inc.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $100,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

ORION ENERGY SYSTEMS, INC.

We provide state-of-the-art LED lighting, wireless Internet of Things (“IoT”) enabled control solutions, and energy project management. We research, design, develop, manufacture, market, sell, install, and implement energy management systems consisting primarily of high-performance, energy-efficient commercial and industrial interior and exterior lighting systems and related services. Our products are targeted for applications in three primary market segments: commercial office and retail, area lighting, and industrial applications, although we do sell and install products into other markets. Virtually all of our sales occur within North America. We operate in three business segments, which we refer to as Orion Engineered Systems Division, and Orion Distribution Services Division, and Orion U.S. Markets Division.

Our lighting products consist primarily of light emitting diode (“LED”) lighting fixtures, many of which include IoT enabled control systems. Our principal customers include large national account end-users, electrical distributors and energy service companies. Currently, substantially all of our products are manufactured at our leased production facility located in Manitowoc, Wisconsin, although as the LED market continues to evolve, we are increasingly sourcing products and components from third parties in order to provide versatility in our product development.

We are a Wisconsin corporation and our corporate headquarters are located at 2210 Woodland Drive, Manitowoc, Wisconsin 54220. Our telephone number is (920) 892-9340. Our Internet website address is www.oesx.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

You should carefully consider, among other things, the risks and other matters that are identified or discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form  10-K for the year ended March 31, 2019, and in other documents that are incorporated by reference into this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities. Pending such use, we may temporarily invest the net proceeds in short-term investments.

SECURITIES TO BE OFFERED

We may offer debt securities, shares of common stock, shares of preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units from time to time in one or more primary offerings. We will set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indenture that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.

The debt securities will be our senior debt securities and will be issued under an indenture between us and a trustee, a form of which is incorporated by reference into this prospectus and attached as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” We refer to this indenture as the “indenture.”

The following is a summary of some provisions of the indenture. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions of specified terms used in the indenture, and the debt securities. We encourage you to read the indenture and the debt securities because they, and not this description, set forth your rights as a holder of our debt securities. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities. Parenthetical section references under this heading are references to sections in the indenture unless we indicate otherwise.

General Terms

The indenture does not limit the amount of debt securities that we may issue. (Section 301). The indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The debt securities will be unsecured and will have the same rank as all of our other unsecured debt. None of our subsidiaries, if any, will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of any such subsidiaries.

We may issue the debt securities in one or more separate series of senior debt securities. (Section 301). The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities and the series in which the debt securities will be included;

•	the authorized denominations and aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;

•	the place or places where the principal of and any premium and interest on the debt securities will be payable;

•	the dates on which the interest will be payable and the corresponding record dates;

•	the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;

•	whether the debt securities of the series will be issued in whole or in part;

•	whether the debt securities of the series will be issued in the form of a global security and, if so, the name of the applicable depositary and global exchange agent;

•	any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•	the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any events of default, covenants or warranties applicable to the debt securities;

•	the currency, currencies or composite currency of denomination of the debt securities;

•	the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	whether and under what conditions we will pay additional amounts to holders of the debt securities;

•	the terms and conditions of any conversion or exchange provisions in respect of the debt securities;

•	the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;

•	whether the debt securities of the series will be subordinated in right of payment to senior indebtedness; and

•	any other specific terms of the debt securities not inconsistent with the indenture. (Section 301).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.

U.S. Federal Income Tax Considerations

We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own tax and financial advisors on these important matters.

Payment, Registration, Transfer and Exchange

Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:

•	by checks mailed to the persons entitled to interest payments at their registered addresses; or

•	by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. (Section 307). If a holder wishes to receive payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.

Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange. (Section 305).

Book-Entry Procedures

The applicable prospectus supplement for each series of debt securities will state whether those debt securities will be subject to the following provisions.

Unless debt securities in physical form are issued, we will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities, in denominations of $1,000 or any integral multiple of $1,000. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and.

•	the rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•

upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the trustee, us or any of their or our respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Physical certificates will be issued to holders of a global security, or their nominees, if:

•	DTC advises the trustee in writing that DTC is no longer willing, able or eligible to discharge properly its responsibilities as depository and we are unable to locate a qualified successor; or

•	we decide in our sole discretion to terminate the book-entry system through DTC. (Section 305).

In such event, the trustee will notify all holders of debt securities through DTC participants of the availability of such physical debt securities. Upon surrender by DTC of a definitive global note representing the debt securities and receipt of instructions for reregistration, the trustee will reissue the debt securities in physical form to holders or their nominees. (Section 305).

Debt securities in physical form will be freely transferable and exchangeable at the office of the trustee upon compliance with the requirements set forth in the indenture.

No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Section 305).

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Consolidation, Merger or Sale by the Company

The indenture generally permits a consolidation or merger between us and another U.S. legal entity. It also permits the sale or transfer by us of all or substantially all of our property and assets to another legal entity. These transactions are permitted if:

•

(A) we are the continuing or surviving legal entity, or (B) the resulting or acquiring legal entity, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, no event of default exists. (Section 801); and

•

the trustee shall have received an officer’s certificate and an opinion stating such consolidation, merger, conveyance, transfer or lease and, if applicable, the corresponding supplemental indenture, are in compliance with the base indenture.

Even though the indenture contains the provisions described above, we are not required by the indenture to comply with those provisions if we sell all of our property and assets to another U.S. legal entity if, immediately after the sale, that legal entity is one of our wholly-owned subsidiaries. (Section 801).

If we consolidate or merge with or into any other legal entity or sell all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring legal entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, the successor legal entity may exercise our rights and powers under the indenture, in our name or in its own name and we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 801).

Events of Default, Notice and Certain Rights on Default

Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:

•	failure to pay interest on any debt security of that series for 30 days after the payment is due;

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to deposit any sinking fund payment on debt securities of that series when due;

•

failure to perform any other covenant in the indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;

•

an event of default under any debt by the company or any significant subsidiary of the company (including a default with respect to any series of debt securities) that results in debt of an outstanding principal amount greater than $50,000,000 becoming or being declared due and payable;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other event of default that may be specified for the debt securities of that series when that series is created. (Section 502).

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration. (Section 502).

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture requires us to furnish an officer’s certificate to the trustee each year as to the knowledge of our principal executive, financial or accounting officer of our compliance with all conditions and covenants under the indenture. (Section 1008). The trustee will transmit by mail to the holders of debt securities of a series notice of any default.

Other than its duties in the case of a default, the trustee will not be obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. (Section 603). If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee. (Section 512).

The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;

•	the trustee has not started the proceeding within 60 days after receiving the request; and

•

the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507).

The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. (Section 513). A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived. (Sections 508 and 513).

Modification of the Indenture

We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of, or notice to, the holders of any of the debt securities, in order to:

•	evidence the succession of another corporation to us and the assumption of our covenants by a successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series;

•

change or eliminate any restrictions on the payment of principal of (or premium, if any, on) debt securities, provided such action will not adversely affect the interest of holders of any series of debt securities in any material respect;

•

permit or facilitate the issuance of debt securities in uncertificated form, provided such action will not adversely affect the interests of holders of any series of debt securities in any material respect;

•	secure the debt securities;

•	establish the form or terms of debt securities not yet issued;

•	evidence and provide for successor trustees;

•	add, change or eliminate any provision affecting registration as to principal of debt securities;

•

change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect;

•	comply with requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	make any change that would provide additional rights or benefits to holders of debt securities or any series, or that does not adversely affect the legal rights of such holders under the indenture;

•

supplement any provisions of the indenture to facilitate defeasance and discharge of any series of debt securities, provided such action will not adversely affect the interest of the holders of debt securities of such series or any other series;

•	conform text of the indenture or any debt securities to the description thereof in any prospectus supplement;

•	cure any ambiguity or correct any mistake; or

•

to make any other provision with respect to the indenture, provided that such actions will not adversely affect the interests of the holders, as determined in good faith by the board of directors of the company (Section 901).

In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:

•	change the time for payment of principal or interest on any debt security;

•	reduce the principal of, or any installment of principal of, or interest on, any debt security;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	change any obligation of the company to pay additional amounts;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

•	impair the right to institute suit for the enforcement of any payment on or for any debt security;

•

reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	modify the provisions relating to waiver of some defaults or any of the foregoing provisions;

•	change the currency of payment;

•	adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or

•	change the place of payment. (Section 902).

Any supplemental indenture will be filed with the SEC as an exhibit to:

•	a post-effective amendment to the registration statement of which this prospectus is a part;

•	an annual report on Form 10-K;

•	a quarterly report on Form 10-Q; or

•	a current report on Form 8-K.

Defeasance and Covenant Defeasance

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:

•

we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or

•

we will no longer be under any obligation to comply with certain covenants under the indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.” (Sections 403 and 1501).

Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

•

it must not result in a breach or violation of, or constitute a default or event of default under, the indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;

•

certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;

•	we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and

•	we must comply with any additional conditions to the defeasance or covenant defeasance that the indenture may impose on us. (Sections 403 and 1501).

In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.

We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.

Conversion and Exchange Rights

The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement. (Section 301).

Governing Law

The indenture and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.

Regarding the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the indenture.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 230,000,000 shares, consisting of 200,000,000 shares of common stock, no par value per share, and 30,000,000 shares of preferred stock, par value $0.01 per share. As of February 28, 2020, 30,265,424 shares of our common stock were outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.

The description below summarizes the material terms of our common stock, preferred stock, and options to purchase our common stock and provisions of our amended and restated articles of incorporation and amended and restated bylaws. This description is only a summary. For more detailed information, you should refer to our amended and restated articles of incorporation and bylaws filed as exhibits to the registration statement, of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached a right to purchase one share of our common stock. A right will also attach to each share of common stock that we subsequently issue prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each right, unless held by a person or group that beneficially owns more than 20% of our outstanding common stock, will initially entitle the holder to purchase one share of our common stock at a purchase price of $7.00 per share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 20% or more of our outstanding common stock. Under some circumstances, including the existence of a 20% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 20% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 per right until a party acquires 20% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on January 7, 2022, subject to extension. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights from 20% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

The rights have certain anti-takeover effects, in that they could have the effect of delaying, deferring or preventing a change of control of our company by causing substantial dilution to a person or group that attempts to acquire a significant interest in our company on terms not approved by our board of directors.

Preferred Stock

Our board of directors is authorized to issue from time to time up to 30 million shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights associated with that preferred stock. The effects of issuing preferred stock could include one or more of the following:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying, deferring or preventing changes in our control or management.

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Stock Options and Restricted Stock

As of February 28, 2020, we had outstanding options to purchase a total of 403,800 shares of common stock at a weighted average exercise price of $2.85 per share. Of this total, options to purchase 403,800 shares were vested and none remain unvested.

As of February 28, 2020, we had outstanding 905,673 shares of restricted common stock subject to time vesting conditions.

As of February 28, 2020, an additional 1,593,392 shares of common stock were available for future award grants under the Orion Energy Systems Inc. 2016 Omnibus Incentive Plan.

Wisconsin Anti-Takeover Law and Certain Articles of Incorporation and Bylaw Provisions

Wisconsin law and our amended and restated articles of incorporation and amended and restated bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our shareholders might consider favorable. The following is a summary of these provisions.

Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Classified board of directors; removal of directors for cause. Our amended and restated articles of incorporation and amended and restated bylaws provide that our board of directors is divided into three classes, with the term of office of each class expiring at successive annual meetings of shareholders. At each annual meeting of shareholders, each director is elected for a term ending on the date of the third annual shareholders’ meeting following the annual shareholders’ meeting at which such director was elected and until his or her successor shall be elected and shall qualify, subject to prior death, resignation or removal from office.

Our amended and restated articles of incorporation also provide that the affirmative vote of shareholders possessing at least 75% of the voting power of the then outstanding shares of our capital stock is required to amend, alter, change or repeal, or to adopt any provision inconsistent with, the relevant sections of the bylaws establishing the classified board. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred, unless the vacancy was caused by the action of shareholders (in which event such vacancy will be filled by the shareholders and may not be filled by the directors).

Members of the board of directors may be removed only for cause at a meeting of the shareholders called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director and must state the alleged cause upon which the director’s removal would be based.

These provisions are likely to increase the time required for shareholders to change the composition of our board of directors. For example, in general, at least two annual meetings will be necessary for shareholders to effect a change in a majority of the members of our board of directors.

Advance notice provisions for shareholder proposals and shareholder nominations of directors. Our amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our secretary. For an annual meeting, a shareholder’s notice generally must be delivered on or before December 31 of the year immediately preceding the annual meeting, unless the date of the annual meeting is on or after May 1 in any year, in which case notice must be received not later than the close of business on the day which is determined by adding to December 31 of the year immediately preceding such annual meeting the number of days starting with May 1 and ending on the date of the annual meeting in such year. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our amended and restated bylaws, such business will not be conducted at the meeting.

Wisconsin Business Corporation Law

Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, or the WBCL, restrict a broad range of business combinations between a Wisconsin corporation and an “interested stockholder” for a period of three years unless specified conditions are met. The WBCL defines a “business combination” as including certain mergers or share exchanges, sales of assets, issuances of stock or rights to purchase stock and other related party transactions. An “interested stockholder” is a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. During the initial three-year period after a person becomes an interested stockholder in a Wisconsin corporation, with some exceptions, the WBCL prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock by the interested stockholder prior to the acquisition date. Following this three-year period, the WBCL also prohibits a business combination with an interested stockholder unless:

•	the board of directors approved the acquisition of the stock prior to the acquisition date;

•	the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder;

•	the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount; or

•	the business combination is of a type specifically excluded from the coverage of the statute.

Sections 180.1130 to 180.1133 of the WBCL govern certain mergers or share exchanges between public Wisconsin corporations and significant shareholders, and sales of all or substantially all of the assets of public Wisconsin corporations to significant shareholders. These transactions must be approved by 80% of all shareholders and two-thirds of shareholders other than the significant shareholder, unless the shareholders receive a statutory “fair price.” Section 180.1130 of the WBCL generally defines a “significant shareholder” as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, or an affiliate of the corporation who beneficially owned 10% or more of the voting power of the then outstanding shares within the last two years.

Section 180.1150 of the WBCL provides that in particular circumstances the voting power of shares of a public Wisconsin corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power these excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of the restoration. This voting restriction does not apply to shares acquired directly from the corporation.

Section 180.1134 of the WBCL requires shareholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a Wisconsin corporation’s stock. Shareholder approval is required for the acquisition of more than 5% of the corporation’s stock at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation.

Limitations of Directors’ Liability and Indemnification

Our amended and restated bylaws provide that, to the fullest extent permitted or required by Wisconsin law, we will indemnify all of our directors and officers, any trustee of any of our employee benefit plans, and person who is serving at our request as a director, officer, employee or agent of another entity, against certain liabilities and losses incurred in connection with these positions or services. We will indemnify these parties to the extent the parties are successful in the defense of a proceeding and in proceedings in which the party is not successful in defense of the proceeding unless, in the latter case only, it is determined that the party breached or failed to perform his or her duties to us and this breach or failure constituted:

•	a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer has a material conflict of interest;

•	a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was unlawful;

•	a transaction from which the director or officer derived an improper personal profit; or

•	willful misconduct.

Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers and may indemnify our employees and other agents to the fullest extent required or permitted by Wisconsin law. Additionally, our amended and restated bylaws require us under certain circumstances to advance reasonable expenses incurred by a director or officer who is a party to a proceeding for which indemnification may be available.

Wisconsin law further provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Wisconsin law for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

Under Wisconsin law, a director is not personally liable for breach of any duty resulting solely from his or her status as a director, unless it is proved that the director’s conduct constituted conduct described in the bullet points above. In addition, we maintain directors’ and officers’ liability insurance that will insure against certain liabilities, subject to applicable restrictions.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “OESX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue other warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the amount of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:

•	the date of determining the shareholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription right;

•	the number of subscription rights issued to each shareholder;

•	the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	any applicable federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You can find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the year ended March 31, 2019;

•	our Definitive Proxy Statement on Schedule 14A filed June 21, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2019, September 30, 2019 and December 31, 2019;

•	our Current Reports on Form 8-K filed May 17, 2019, August 9, 2019, October 18, 2019, and November 22, 2019; and

•	the description of our common stock contained in or incorporated into our Registration Statement on Form 8-A, filed March 31, 2010, and any amendment or report updating that description.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Investor Relations

Orion Energy Systems

2210 Woodland Drive

Manitowoc, WI 54220

(800) 660-9340

You can also find these filings on our website at www.oesx.com. We are not incorporating the information on our website other than these filings into this prospectus.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) upon the exercise of subscription rights that may be distributed to our shareholders; or (vi) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and that the underwriters will be obligated to purchase all such securities if any are purchased.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements to indemnification against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers may arrange for other broker-dealers to participate in the resales.

Each series of securities will be a new issue and, other than the common stock, which is listed on the NASDAQ Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the NASDAQ Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

The consolidated financial statements as of March 31, 2019 and 2018 and for each of the three years in the period ended March 31, 2019 and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS SUPPLEMENT

Up to $50,000,000 of Shares of Common Stock

B. Riley Securities

March 26, 2021